UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2024

ASSET ENTITIES INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41612	88-1293236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Crescent Ct, 7th Floor, Dallas, TX	75201
(Address of principal executive offices)	(Zip Code)

(214) 459-3117
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.0001 par value per share	ASST	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 to Current Report on Form 8-K/A amends and restates the Current Report on Form 8-K filed by Asset Entities Inc., a Nevada corporation (the “Company”), on May 28, 2024.

Item 8.01 Other Events.

Master Agreement

On May 21, 2024, the Company entered into a Master Agreement, dated as of May 21, 2024 (the “Master Agreement”), between the Company and Live Nation Entertainment, Inc., a Delaware corporation (“Live Nation”). Under the Master Agreement, the Company agreed to provide services (“Services”) to Live Nation as may be mutually agreed upon in writing by the parties from time to time and set forth in a Statement of Work (“SOW”) and to provide Live Nation access to the Company’s proprietary technology platform (the “Technology Platform”) as set forth in an ordering document (“Order Form”).

Provided that the Company has rendered the required services and provided access to the Technology Platform in accordance with the terms of the Master Agreement and is not in breach thereof, Live Nation will compensate the Company the applicable fees as set forth in the Order Form and/or SOW. Live Nation will also reimburse the Company for any out-of-pocket expenses incurred by the Company pre-approved in writing by Live Nation. The Master Agreement stipulated that the Company’s relationship to Live Nation shall be an independent contractor relationship.

The term of the Master Agreement began on May 21, 2024, and will continue until there are no existing SOWs or Order Forms unless extended by mutual agreement of the parties or earlier terminated. Live Nation may terminate the Master Agreement or any SOW or Order Form at its convenience upon 30 days’ prior written notice to the Company. Either party may terminate the Master Agreement or any SOW or Order Form due to the other party’s material breach upon written notice to the breaching party, provided that the breach is not cured within 30 days after receipt of notice, or immediately if the breach is incapable of cure.

Under the initial SOW, dated as of May 21, 2024, between the Company and an affiliate of Live Nation (the “Live Nation Affiliate”), the Company will provide the Live Nation Affiliate with access to the Company’s cloud-based platform for Discord CRM and management, which will be considered part of the Technology Platform. The Company may accommodate additional feature requests or third-party integrations as needed by the Live Nation Affiliate. The Company must also provide a fully functional and configurable verification bot integrated into Discord, tailored to meet the requirements set by the Live Nation Affiliate for user verification and role assignment. The Company must also provide a secure and efficient Stripe-based checkout solution, integrated into the platform, allowing for smooth transaction processing for various products, including special access within the Discord community. As part of the Company’s services, the Company will provide a comprehensive administrator dashboard designed for the Discord community’s specific needs, capable of displaying detailed information about members, including data from Discord interactions and purchase history from the checkout system. The Company is also required to provide ongoing technical support and maintenance services.

The term of the initial SOW is one year and will automatically renew for an additional one-year term unless the Live Nation Affiliate notifies the Company at least 30 days in advance of its intention not to renew. After the first year, the Live Nation Affiliate may terminate for convenience pursuant to the terms of the Master Agreement.

There is no relationship between the Company or its affiliates and Live Nation or its affiliates, other than in respect of the Master Agreement and the initial SOW.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2024	ASSET ENTITIES INC.

/s/ Arshia Sarkhani
	Name:	Arshia Sarkhani
	Title:	Chief Executive Officer and President

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